BY-LAWS

OF

RAMSIN PRODUCT DEVELOPMENT, INC.


ARTICLE I.

OFFICES

Section 1. Office. The offices of the Corporation shall be located in the City of Rochester, County of Monroe, and State of New York.

Section 2. Additional Offices. The Corporation may also have offices and places of business at such other places, within or without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.


ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 1. Time and Place. The annual meeting of the shareholders for the election of directors and all special meetings of shareholders for that or for any other purpose may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. The annual meeting of shareholders shall be held on such day and at such hour as may be fixed by the Board of Directors at least thirty (30) days prior to such day. Such meetings shall be for the election of directors and the transaction of such other business as may come before them.

Section 3. Notice of Annual Meeting. Written notice of the place, date and hour of the annual meeting shall be given personally or by mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting.

Section 4. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Board of Directors and shall be called by the President or the Secretary at the request in writing of a majority of the directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 5. Notice of Special Meeting. Written notice of a special meeting of shareholders, stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, and by or at whose direction it is being issued, shall be given personally or by first class mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days prior to the meeting.


Section 6. Quorum. Except as otherwise provided by law, these By-Laws or the Certificate of Incorporation, the holders of a majority of the votes of shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at all meetings of the shareholders.

If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally. noticed.

Section 7. Voting. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each shareholder of record shall be entitled to one (1) vote for every share of stock standing in his name on the books of the Corporation. All elections shall be determined by a plurality vote. All other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting in favor of or against such questions, unless otherwise required by law or the Certificate of Incorporation or by the specific provisions of.
 a by-law adopted by the shareholders. Nevertheless, any action to amend or repeal any by-law shall be voted on as provided in
 Article X, Section 1 of these By-laws.

Section 8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy.
Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.

A shareholder may authorize another to act for him as proxy by executing a writing or by transmitting (or authorizing the transmission of) a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the above paragraph may be substituted or used in lieu of the original, for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complet reproduction of the entire original writing or transmission.

Section 9. Consents. Whenever by any provision of law (or of the Certificate of Incorporation), the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.


If the Certificate of Incorporation so permits, the meeting and vote of shareholders may be dispensed with if the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, shall consent in writing to such action being taken. Prompt notice of the taking of the corporate
action without a meeting, by less than unanimous written consent shall be given to those shareholders who have not consented in writing. No written consent shall be effective unless within sixty (60) days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation.


ARTICLE III.

DIRECTORS

Section 1. Number; Tenure. The number of directors which shall constitute the entire Board of Directors shall be such number as shall be designated by resolution of the Board of Directors adopted prior to the annual meeting of shareholders. In the absence of such a resolution, the number of directors to
be elected at such annual meeting shall be the number last fixed by the Board of Directors.

Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article ifi, and each director shall be elected to serve until his successor has been elected and has qualified.

Section 2. Resignation; Removal. Any director may resign at any time. The Board of Directors may, by majority vote of all directors then in office, remove a director for cause. The shareholders entitled to vote for the election of directors may remove a director, with or without cause.

Section 3. Vacancies. If any vacancies occur on the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any director with or without cause, or if any new directorships are created, all of the directors then in office, although less than a quorum, may, by majority vote choose a successor or successors, or fill the newly created directorship, and the directors so chosen shall hold office until the next annual meeting of the shareholders and until their successors shall be duly elected and qualified, unless sooner displaced; provided, however, that if in the event of any such vacancy, the directors remaining in office shall be unable by majority vote, to fill such vacancy within thirty (30) days of the occurrence thereof, the President or the Secretary may call a special meeting of the shareholders at which such vacancy shall be filled.


ARTICLE IV.

MEETINGS OF THE BOARD

Section 1. Place. The Board of Directors of the Corporation may hold meetings both regular and special either within or without the State of New York.



-j
Section 2. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and no notice of such meeting to the newly elected directors shall be necessary in order to constitute the meeting, provided a quorum shall be present.

Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by the President on two (2) days notice to each director, either personally or by mail, telegram or confirmed facsimile. Special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of not less than one-third (1/3) of the incumbent directors.


Section 5. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of the resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 6. Quorum, Use of Telephone. At all meetings of the Board of Directors a majority of the entire Board shall be necessary to and constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote if a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by these By-Laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and unless announced at the meeting, to the other directors.

Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 7. Compensation. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or any committee of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


ARTICLE V.

COMMITFEES OF THE BOARD

Section 1. Designation. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one (1) or more committees, each consisting of one (1) or more director, and each of which, to the extent provided in such resolution, shall have all the authority
of the Board. However, no such committee shall have authority as to any of the following matters:

(a) the submission to shareholders of any action as to which shareholders' authorization is required by law;

(b) the filling of vacancies in the Board of Directors or on any committee;

(c) the fixing of compensation of any director for serving on the Board or on any committee;

(d) the amendment or repeal of these By-laws, or the adoption of new by-laws;

(e) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

The Board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member or members at any meeting of such committee.

Section 2. Tenure; Reports. Each such committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board.


ARTICLE VI.

NOTICES

Section 1. Form; Delivery. Notices to directors and shareholders shall be in writing and may be delivered personally or by mail, telegram or confirmed facsimile. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, in a post-paid sealed wrapper, and addressed to directors or shareholders at their addresses appearing on the records of the Corporation.

Section 2. Waivers Whenever a notice is required to be given by any statute, the Certificate of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.


ARTICLE VII.


OFFICERS

Section 1. Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a President and one or more
 Vice Presidents, a Secretary, a Treasurer and a Controller.

Section 2. Assistant and Subordinate Officers. The Board of Directors may elect one (1) or more Assistant Treasurers, one (1) or more Assistant
 Secretaries and such other subordinate officers or agents as it may deem proper from time to time who shall hold office only at the pleasure of the
Board of Directors. The Board of Directors may from time to time authorize the President to appoint and remove such assistant and subordinate officers and agents and prescribe the powers and duties thereof.

Section 3. Authority and Duties. All officers, as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws, or, to the extent not so provided, by the Board of Directors.

Section 4. Term of Office; Removal. All executive officers shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board. Any such officer elected or appointed by the Board may be removed with or without cause at any time by the Board.

Section 5. Compensation. The compensation of all executive officers of the Corporation shall be fixed by the Board of Directors and the compensation of subordinate officers and agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

Section 6. Vacancies. If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless re-elected or reappointed by the Board.

Section 7. The Chairman of the Board. The Chairman of the Board of Directors, if there be a Chairman, shall preside at all meetings of the shareholders and directors and shall have such other powers and duties as may from time to time be assigned by the Board.

Section 8. The President. The President shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer; in the absence of the Chairman of the Board or if there be no Chairman, he shall preside at all meetings of the shareholders and directors; he shall be ex officio a member of all standing committees, shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect.


Section 9. Vice Presidents. The Vice President, or, if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.

Section 10. The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed
by the Board of Directors or President, under whose supervision he shall act.

He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of the Secretary.

Section 11. Assistant Secretaries. The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the Secretary shall prescribe.

Section 12. The Treasurer. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and directors, at the regular meetings of the Board or whenever
 they may require
it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belong to the Corporation.

Section 13. Assistant Treasurers. The Assistant Treasurers, if any, in order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.

Section 14. Controller. Subject to the control and supervision of the Board of Directors and the President, or such officer as the President may designate, the Controller, if any, shall establish, coordinate and administer an adequate plan for the control of operations. The plan shall include profit planning programs for capital investing and for financing, sales forecasts, expense budgets and cost standards, together with the necessary procedures to effectuate the plan. The Controller shall compare performance with operating plans and standards and shall report and interpret the results of operations to all levels of management. He shall formulate accounting policy, coordinate systems and procedures, prepare operating data and special
reports as required, establish and administer tax policies and procedures, supervise and coordinate the preparation of reports to government agencies, assure protection for the assets of the Corporation through internal control and auditing, and appraise the effect on business of economic, social and government forces. He shall consult with all segments of management responsible for policy or action concerning any phase of the operation of the Corporation as it relates to the control of operations. He shall have such other powers and duties as may be properly designated by the Board of Directors and the President.

Section 15. Assistant Controllers. The Assistant Controllers, if any, in the order of their seniority, or in any other order determined by the Board, shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors or the Controller shall prescribe.




ARTICLE VIII

SHARE CERTIFICATES

Section 1. Form; Signature. The certificates for shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof. Where any such certificate s countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer who signed, or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issuance.

Section 2. Lost Certificates. The Board of Directors may direct a new share certificate or certificates to be issued in place of any certificate or certificates heretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.



Section 3. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Registered Shareholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

Section 5. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

In each case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose notwithstanding any registration or transfer of shares on the books of the Corporation after any such record date so fixed.


ARTICLE LX.

GENERAL PROVISIONS

Section 1. Dividends. Subject to the applicable provisions of the Certificate of Incorporation, if any, dividends upon the outstanding shares of the
 Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law and may be paid in cash, in property, or in shares of the Corporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or
for repairing or maintaining any property of the Corporation or for such other purpose as the Board shall think conducive to the interest of the
Corporation, and the Board
 may modifed or abolish any such reserve in the manner in which it was created.

Section 3. Instruments Under Seal. All deeds, bonds, mortgages, contracts, and other instruments requiring a seal may be signed in the name of the Corporation by the President or by any other officer authorized to sign such instrument by the Board of Directors.

Section 4. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words
"Corporate Seal New York." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.


ARTICLE X.


AMENDMENTS

Section 1. Power to Amend. The Board of Directors shall have power to amend, repeal or adopt by-laws at any regular or special meeting of the
 Board. However, any by-law adopted by the Board may be amended or repealed by a majority of the votes cast by the shares entitled to vote for the election of directors at the time.

Section 2. Amendment Affecting Election of Directors; Notice. No amendment of the by-laws pertaining to the election of directors or the procedures for the calling and conduct of a meeting of shareholders shall affect the election of directors or the procedures for the calling or conduct in respect of any meeting of shareholders unless adequate notice thereof
 (i.e., in accordance with the law and these by-laws) is given to the shareholders in a manner reasonably calculated to provide shareholders with sufficient time to respond thereto prior to such meeting. Ten days shall be deemed sufficient time to respond.


ARTICLE XI.

INDEMNIFICATION
Section 1.	Indemnification

(a) To the full extent authorized or permitted by the provisions of the New York Business Corporation Law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification adopted after the date hereof, and subject only to the exclusions set forth in
Section 1(b) below, the Corporation shall hold harmless and indemnify any person, his testator or intestate against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees and costs of investigation, actually and reasonably incurred in any action or proceeding or any appeal therein in which that person is made or threatened to be made a party (including an action, proceeding or appeal therefrom by or
n the right of the Corporation to procure a judgment in its favor)
 whether civil,
criminal or investigatory, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which that person served in any capacity at the request of the Corporation, by reason of the fact that he was a director or officer of the Corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity.

(b) No indemnification shall be made to or on behalf of any person if a judgment or other final adjudication adverse to that person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Furthermore, no indemnification pursuant to Section 1 hereof shall be made by the Corporation (i) if a fmal decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful, (ii) on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase or sale by that person of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange
Act of 1934 and amendments thereto or similar provisions of any Federal, state or local statutory law, or (iii) with respect to any proceeding or settlement not authorized or consented to by the Corporation.

Section 2. Continuation of Indemnity. All agreements and obligations of the Corporation pursuant to this Article shall continue during the period the person is a director or officer of the Corporation (or serves any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation) and shall continue thereafter so long as the person shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the person was a director or officer of the Corporation or serving in any other capacity referred to herein.

Section 3. Notification and Defense of Claim. Promptly after receipt of notice of the commencement of any action, suit or proceeding, a person seeking indemnification pursuant to this Article shall notify the Corporation of the commencement thereof, but the omission so to notify the Corporation will not relieve it from any liability which it may have to the person otherwise than under this Article. The Corporation will be entitled to participate therein at its own expense in any such action, suit or proceeding as to which the person notifies the Corporation. Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to the person seeking indemnification. After notice from the Corporation to that person of its election so to assume the defense thereof, the Corporation will not be liable to the person under this Article for any legal or other expenses subsequently incurred by the person in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The person seeking indemnification shall have the right to employ his counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of that person unless (A) the employment of such counsel has been authorized by the Corporation,
 (B) the person has reasonably concluded that there may be a conflict of interest between the Corporation and that person and the conduct of the defense of such action or (C) the Corporation shall not in fact have employed counsel to assume the defense of such action.
The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation as to which a person seeking indemnification shall have made the conclusion provided in (B) of the preceding sentence.

Section 4. Advancement and Repayment of Expenses. All expenses reasonably incurred by a person entitled to indemnification under this Article in connection with a threatened or pending proceeding covered by this Article shall be promptly advanced or reimbursed by the Corporation upon receipt of written demand and an undertaking by that person to reimburse the Corporation for all reasonable expenses paid by the Corporation in defending the proceeding or advanced to the person in accordance with the preceding section in the event and only to the extent that it shall be ultimately determined that the
person is not entitled to be indemnified by the Corporation for such expenses under the provisions of the New York Business Corporation Law, the Corporation's
Certificate of Incorporation or this Article.

Section 5. Procedure for Indemnification. The Board of Directors shall make the determination with respect to indemnification pursuant to Section 1 of this Article in accordance with the requirements of New York Business
 Corporation Law Sections 723(b) and 724(a).

Section 6. Contractual Article. This Article shall be deemed to constitute a contract between the Corporation and each person who may be entitled to indemnification hereunder, who serves in such capacity at any time this Article is in effect. No repeal or amendment of this Article shall reduce the indemnification
of any person pursuant to this Article except with respect to events occurring 30 days thereafter provided that prior written notice of the repeal or amendment is given to
 that person. No amendment of the New York Business Corporation Law shall reduce the indemnification under this Article with respect to any event occurring
 or allegedly occurring prior to the effective date of such repeal or amendment.

Section 7. Insurance. The Corporation may purchase and maintain insurance to indemnify the Corporation and any person eligible to be indemnified under this Article within the limits permitted by law.

Section 8. Nonexclusivity. The indemnification provided by this Article shall not be exclusive of any other rights which may be granted by or pursuant to any statue, corporate charter, by-law, resolution of shareholders or directors or agreement. To the full extent permitted by law, the Corporation is authorized to enter into agreement with any such person providing him additional rights to indemnification or advancement of expenses.









UNANIMOUS CONSENT OF DIRECTORS AND SHAREHOLDERS
IN LIEU OF SPECIAL MEETING
OF DIRECTORS AND SHAREHOLDERS OF
RAMSIN PRODUCT DEVELOPMENT, INC.

The undersigned, being the all of the directors of Ramsin Product Development, Inc., a New York corporation (the "Corporation"), and the holders of all the outstanding shares of stock of the Corporation entitled to vote, do hereby take, pursuant to Sections 708 and 615 of the New York Business Corporation Law, the following action, which action is taken on behalf of the Corporation as if at a special meeting of the directors and shareholders duly called and held:

Adoption of By-Laws.

RESOLVED, that the By-laws in the form attached hereto and placed in he Minute Book of this Corporation be, and they are, in all respects adopted as and for the By-laws of this Corporation.


Dated as of July 18, 1997


                  /s/ Douglas Ramsey_________________
                            Douglas Ramsey, Director and Shareholder

                        /s/ Russell Sinacori_________________
          Russell Sinacori
{252234: }